SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------

                               First Amendment To
                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                            ----------------------


       Date  of  Report  (Date  of  earliest  event  reported):  May 9, 2000
                                                                 ---------------



                               Banyan Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)


            OREGON                  000-26065                   84-1346327
     ----------------------         ---------            ----------------------
   (State of incorporation or       (Commission            (I.R.S. Employer
         organization)              File Number)          Identification Number)


             4740 Forge Rd., Bldg. #112, Colorado Springs, CO  80907
         --------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


      Registrant's  telephone  number,  including  area  code:  (719)  531-5535
                                                                ---------------



ITEM  5.   OTHER EVENTS.
--------   -------------

On May 8, 2000, the Registrant publicly disseminated a press release announcing the resignation of Cameron Yost, the Company's President and Chief Executive Officer, as well as a director of the Corporation; and the appointment of Lawrence Stanley, the Company's Acting Chief Executive Officer and President to the offices of President and Chief Executive Officer of the Company.


The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.
-------    -------------------------------------

(c)        Exhibit.

99.1       The  Registrant's  Press  Release  dated  May 8,  2000.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BANYAN  CORPORATION
                                   -------------------
                                  (Registrant)


Date:  May 9,  2000            /s/  Lawrence Stanley
                                   --------------------
                                  Cameron Yost
                                   President  and  CEO



                                  EXHIBIT INDEX
                                  -------------

Exhibit                                                  Sequential
Number          Description                              Page  Number
------          -----------                              ------------

99.1            The  Registrant's  Press  Release               3
                dated  May 8,  2000


[Exhibit  99.1  -  Press  Release]

                        BANYAN ANNOUNCES CEO & PRESIDENT

     Colorado Springs,  Colorado - May 8, 2000 - Banyan  Corporation (NQB Pinks:
BANY) announces that Director Lawrence Stanley has been elected Chief Executive Officer and President of the Company, and that Cameron B. Yost, on a leave of absence since April 1, tendered his resignation on Friday, May 5, as a Director, President and Chief Executive Officer of Banyan Corporation.

     Mr. Stanley has been serving as Acting C.E.O. and President since Mr. Yost began his leave last month. Mr. Stanley is a director of Anything Internet Corporation and has been a director of Banyan Corporation since 1997. He recently sold his accounting practice in order to devote full time to Banyan. Prior, Mr. Stanley served as the president of Kaman Instrumentation Corporation. Before joining Kaman Instrumentation, Mr. Stanley worked as the Controller at the Environmental and Process Instruments division of Bendix Corporation. Previously Mr. Stanley served as the chief accountant at Sprague Electric Company, a manufacturer of electronic components.

     Mr. Stanley stated, "I have known Mr. Yost for over eight years and during that time have grown to regard him as one of the finest and most honorable people that I have had the pleasure of knowing. Mr. Yost founded the Company in 1992. It is my opinion that he worked tirelessly against staggering odds to preserve the Company and its value for our shareholders. It is with reluctance and regret that we have accepted his resignation. Because of his efforts, I believe that Banyan Corporation has the financial ability not only to continue but also to develop the products and markets necessary to achieve profitability. As a shareholder of Banyan I wish Mr. Yost the very best in his future endeavors."

     Banyan Corporation is a publicly traded holding company focused on investing in and building a network of operating subsidiaries engaged in designing, manufacturing and marketing products and services aimed at the personal computer market, the notebook segment in particular which is also the fastest growing segment of the personal computer industry, and Internet e-commerce. Banyan sells a line of hard-sided protective carrying cases for notebook computers under the DoubleCase brand name and provides e-commerce services through its subsidiary TopListing.com. Banyan's products are currently available through distribution from Ingram Micro and sold through a wide variety of Internet e-commerce storefronts, computer mail order catalogs, several of the largest U.S. computer retailers, Value Added Resellers (VARs), a number of overseas vendors, and to the U.S. government.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Banyan Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planed capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Banyan Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Banyan's filings with the Securities and Exchange Commission.


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